UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3416 Shadybrook Drive

Midwest City, OK 73110

(Address of principal executive offices)

405-733-1567

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On 4/7/2021, FINRA notified Fresh Promise Foods, Inc. that it has received the necessary documentation to process the below listed corporate actions requested by Fresh Promise and Pacific Stock Transfer pursuant to FINRA Rule 6490. FINRA has neither approved nor disapproved this action. FINRA’s processing of the stated corporate action does not constitute FINRA approval and should not be construed or represented as such. Furthermore, in processing this action pursuant to FINRA Rule 6490, it should not be assumed that FINRA has considered the company’s compliance with any federal, state, or other self-regulatory requirements.

Reverse Stock Split

As a result of the Reverse Stock Split, every 100 shares of issued and outstanding Common Stock as of 5:00 pm Central Standard Time, April 7, 2021, will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next full share of Common Stock.

The Common Stock will begin trading on a reverse stock split-adjusted basis on OTC Markets on April 8, 2021. The trading symbol for the Common Stock will be FPFID for approximately twenty (20) business days, after which time the trading symbol will be FPFI.

CUSIP

The new CUSIP number for the Common Stock following the Reverse Stock Split is 77912P109.

Company Name

The Company’s Name has been changed. The company is now named “Rogue One, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGUE ONE, INC. (fka Fresh Promise Foods, Inc.)

Date: April 7, 2021	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	CEO